Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Warburg Pincus Access Fund, L.P. (the “Fund”) on Form 10-Q for the quarter ending June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher Turner, Chief Executive Officer of the Fund, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Fund.

Date: August 13, 2026	By:	/s/ Christopher Turner
Christopher Turner
Chief Executive Officer (Principal Executive Officer)